EXHIBIT 99.1

              ARBOR REALTY TRUST REPORTS THIRD QUARTER 2006 RESULTS

     Highlights:

     - Diluted earnings per share of $0.63

     - Net income increased 28% to $10.9 million from 3Q05

     - Loan and investment portfolio increased 8% from 2Q06

     - Declared quarterly dividend of $0.58 per share

    UNIONDALE, N.Y., Nov. 3 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended September 30, 2006. Arbor reported net income for the quarter of $10.9 million, or $0.63 per diluted common share, compared to net income for the quarter ended September 30, 2005 of $8.5 million, or $0.50 per diluted common share.

    Net income for the nine months ended September 30, 2006 was $36.0 million, or $2.09 per diluted common share, compared to net income for the nine months ended September 30, 2005 of $41.0 million, or $2.44 per diluted share. Excluding $5.6 million and $15.5 million of income from the Prime transaction for the quarter ended March 31, 2006 and June 30, 2005, respectively, net income for the nine months ended September 30, 2006 was $30.4 million, or $1.76 per diluted common share, compared to net income for the nine months ended September 30, 2005 of $25.6 million, or $1.52 per diluted share.(1)

    "Our strong third quarter results continue to demonstrate the solid execution of our business plan and our consistent commitment to enhance the long-term value of our franchise," said Ivan Kaufman, Chairman and Chief Executive Officer. "Our ability to solidify and continually improve our financing sources has enabled us to maximize the return on our investments and fund the growth of our portfolio. In addition, the growth in our portfolio and the quality and diversification of our investments, continue to demonstrate the depth and versatility of our origination platform."

    Mr. Kaufman continued, "We remain focused on increasing the stability and credit quality of our portfolio by increasing the fixed-rate portion of our portfolio. During the quarter, we originated $37 million of longer-term, fixed-rate product, which represented 12% of our quarterly volume. Fixed-rate loans represent 25% of our portfolio as of September 30, 2006."

    Total revenues for the quarter ended September 30, 2006 were $41.6 million, an increase of 54% from the same quarter of 2005. Included in revenue for the quarter ended September 30, 2006 is a gain of approximately $700,000 related to an interest rate swap on one of Arbor's junior subordinated notes and reflects the cumulative fair value of the swap at September 30, 2006. From inception, the Company had designated the derivative as an effective cash flow hedge under SFAS 133 (the "short-cut" method) that assumed 100% effectiveness of the hedging relationship. However, in light of recent informal technical interpretations from the SEC with respect to applying the shortcut method of hedge accounting, the Company concluded that the swap transaction did not qualify for the short-cut method and therefore any fluctuations in the market value of the interest rate swaps should have been recorded through the income statement. The cumulative effect of this adjustment on the Company's financial performance over this period and prior periods is not significant. The hedge has been and will continue to be a highly effective economic hedge. The Company has re-designated the interest rate swap as an effective cash flow hedge and the future changes in market value of the effective portion of the hedge will be recorded in other comprehensive income.

    At September 30, 2006, the net balance in the loan and investment portfolio was $1.6 billion, an increase of 8% from June 30, 2006. The average balance of the loan and investment portfolio during the third quarter was $1.5 billion and the average yield on these assets for the quarter was 10.63% compared to an average yield of 10.60% for the second quarter of 2006.

    Interest expense for the third quarter 2006 was $23.4 million, an increase of 88% from the third quarter of 2005. This increase reflects higher average borrowings, as well as the rise in interest rates. The average balance of debt financing on the loan and investment portfolio during the quarter was $1.3 billion and the average cost of these borrowings was 7.24%.

    For the third quarter 2006, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $1.7 million of incentive compensation, representing 25% of the amount by which earnings for the four most recent quarters exceeded a 9.5% return on equity, as described in the management agreement. Arbor Commercial Mortgage intends to exercise its option to receive all of its incentive compensation in shares of Arbor Realty Trust's common stock.

    Financing Activity

    As of September 30, 2006, Arbor's financing facilities for its loan and investment portfolio totaled approximately $1.7 billion and borrowings outstanding under such facilities were $1.4 billion.

    Portfolio Activity

    During the quarter, Arbor originated 19 new loans and investments totaling $300 million. Of the new loans and investments, 10 were bridge loans totaling $222 million, three were mezzanine loans totaling $20 million, three were junior participating interests totaling $56 million, and three were preferred equity investments totaling $2 million.

    During the quarter, 11 loans paid off with an outstanding balance of approximately $212 million. Of this amount, $186 million were loans on properties that were either sold or refinanced outside of Arbor and $26 million was concurrent with an Arbor refinance.

    At September 30, 2006, the loan and investment portfolio unpaid principal balance was $1.6 billion with a weighted average current interest pay rate of 9.36%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $1.4 billion, with a weighted average interest rate of 7.08%.

    The loan and investment portfolio continues to perform according to terms and there have been no defaults. Arbor continues to seek loans and investments that will generate superior risk-adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

    Dividend

    As previously announced, the Board of Directors declared a dividend of $0.58 per share for the quarter ended September 30, 2006, to be paid on November 22, 2006 to shareholders of record on November 8, 2006.

    Equity Participation Interests

    Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company's investments with equity participation interests and IRR lookbacks. During the quarter, the Company originated two new investments with equity participation interests. There were no new loans made during the quarter with IRR lookbacks.

    Stock Repurchase Program

    In August 2006, Arbor entered into a stock repurchase plan that enables the Company to buy up to one million shares of its common stock on the open market and pursuant to a Rule 10b5-1 plan. A Rule 10b5-1 plan permits the Company to repurchase shares at times when it might otherwise be prevented from doing so. As of September 30, 2006, Arbor has purchased 250,200 shares of its common stock. There is no guarantee as to the exact number of shares that will be repurchased by Arbor and the program may be terminated at any time.

    Earnings Conference Call

    Management will host a conference call today at 10:00 a.m. EST. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 510-9661 for domestic callers and (617) 614-3452 for international callers. The participant passcode for both is 27924805.

    After the live webcast, the call will remain available on Arbor's Web site, http://www.arborrealtytrust.com through November 10, 2006. In addition, a telephonic replay of the call will be available until November 10, 2006.
The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888. Please use passcode: 21834761.

    About Arbor Realty Trust, Inc.

    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement

    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2005 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    (1) See attached supplemental schedule of non-GAAP financial measures on page 7.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                   CONSOLIDATED INCOME STATEMENTS (Unaudited)

                                     Quarter Ended               Nine Months Ended
                                     September 30,                 September 30,
                              ---------------------------   ---------------------------
                                  2006           2005           2006           2005
                              ------------   ------------   ------------   ------------
Revenue:
Interest income               $ 40,897,083   $ 27,073,076   $120,434,185   $ 89,489,543
Income from swap
 derivative                        696,960              -        696,960              -
Other income                        41,550         35,730        161,947        423,574
    Total revenue               41,635,593     27,108,806    121,293,092     89,913,117

Expenses:
Interest expense                23,405,789     12,462,458     63,332,763     30,479,170
Employee compensation
 and benefits                    1,120,596        948,312      3,430,004      3,059,208
Stock based
 compensation                      427,609        808,687      1,793,062      1,273,542
Selling and
 administrative                  1,118,724      1,213,889      3,187,501      2,987,662
Management fee -
 related party                   2,327,012      1,322,643      8,530,712     10,313,908
    Total expenses              28,399,730     16,755,989     80,274,042     48,113,490
Income before
 minority interest
 and income from
 equity affiliates              13,235,863     10,352,817     41,019,050     41,799,627
Income from equity
 affiliates                              -              -      2,909,292      8,453,440
Income before
 minority interest              13,235,863     10,352,817     43,928,342     50,253,067
Income allocated to
 minority interest               2,379,607      1,881,055      7,921,687      9,209,291

Net income                    $ 10,856,256   $  8,471,762   $ 36,006,655   $ 41,043,776

Basic earnings per
 common share                 $       0.63   $       0.50   $       2.10   $       2.44

Diluted earnings per
 common share                 $       0.63   $       0.50   $       2.09   $       2.44

Dividends declared
 per common share             $       0.57   $       0.57   $       1.99   $       1.59

Weighted average
 number of shares
 of common stock
 outstanding:

    Basic                       17,226,496     17,003,174     17,185,737     16,812,537

    Diluted                     21,067,847     20,803,163     21,021,218     20,636,076

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

              SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)

                                                Nine Months Ended
                                                  September 30,
                                       -----------------------------------
                                             2006               2005
                                       ----------------   ----------------
Total revenue, GAAP basis              $    121,293,092   $     89,913,117
Subtract: Prime transaction                   6,274,041         17,239,447
Total revenue, as adjusted             $    115,019,051   $     72,673,670
Net income, GAAP basis                 $     36,006,655   $     41,043,776
Subtract: Prime transaction                   5,638,218         15,454,536
Net income, as adjusted                $     30,368,437   $     25,589,240
Diluted earnings per common share,
 GAAP basis                            $           2.09   $           2.44
Diluted earnings per common share,
 as adjusted                           $           1.76   $           1.52
Diluted weighted average shares
 outstanding                                 21,021,218         20,636,076

a.) Given the magnitude of the Prime transaction, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                            September 30,        December 31,
                                                2006                 2005
                                          -----------------    -----------------
                                             (Unaudited)           (Audited)
Assets:
Cash and cash equivalents                 $       8,508,391    $      19,427,309
Restricted cash                                  98,461,074           35,496,276
Loans and investments, net                    1,575,067,216        1,246,825,906
Related party loans, net                         36,005,627            7,749,538
Available-for-sale securities, at
 fair value                                      23,997,008           29,615,420
Investment in equity affiliates                  23,513,847           18,094,242
Other assets                                     51,460,675           38,866,666
    Total assets                          $   1,817,013,838    $   1,396,075,357

Liabilities and Stockholders' Equity:
Repurchase agreements                     $     466,297,860    $     413,624,385
Collateralized debt obligations                 647,209,000          299,319,000
Junior subordinated notes to
 subsidiary trust issuing preferred
 securities                                     222,962,000          155,948,000
Notes payable                                    89,967,024          115,400,377
Notes payable - related party                             -           30,000,000
Due to related party                              4,977,465            1,777,412
Due to borrowers                                 15,858,199           10,691,355
Other liabilities                                16,068,276           18,014,755
    Total liabilities                         1,463,339,824        1,044,775,284

Minority interest                                64,149,603           63,691,556

Stockholders' equity:
Preferred stock, $0.01 par value:
 100,000,000 shares authorized;
 3,776,069 shares issued and
 outstanding                                         37,761               37,761
Common stock, $0.01 par value:
 500,000,000 shares authorized;
 17,323,488 shares issued, 17,073,288
 shares outstanding at September 30,
 2006 and 17,051,391 shares issued
 and outstanding at December 31, 2005               173,235              170,514
Additional paid-in capital                      271,159,130          264,691,931
Treasury stock, at cost - 250,200
 shares                                          (6,276,232)                   -
Retained earnings                                23,262,914           21,452,789
Accumulated other comprehensive
 income                                           1,167,603            1,255,522
Total stockholders' equity                      289,524,411          287,608,517
Total liabilities and stockholders'
 equity                                   $   1,817,013,838    $   1,396,075,357

                            Arbor Realty Trust, Inc.
                    Internal Rate of Return ("IRR") Lookbacks
                        (all dollar amounts in thousands)
                                    Unaudited

                                        Loan                           Pay Rate @ IRR
                       Origination   Commitment                    -------------------------
Loan Name                 Date         Amount          Index       9/30/06         Rate
--------------------   -----------   ----------    ------------    --------    -------------
135 Greenwich St          1Q05           11,815    LIBOR + 5.00%      10.33%   12.00% Year 1
                                                   LIBOR + 5.00%               13.50% Year 2
                                                   LIBOR + 5.00%               15.00% Year 3
Waipouli Beach
 Resort                   1Q05           14,300    LIBOR + 5.00%      10.33%    12.50%
Total                                $   26,115                       10.33%    12.27%

    These loans contain a provision whereby upon repayment of the loan, the borrower must make an additional payment in an amount sufficient to give Arbor Realty Trust, Inc. the yield noted in the "IRR Rate" column. Management has not yet determined that these amounts are collectable and, therefore, has not accrued the difference between the current payrate and the IRR rate.

                            Arbor Realty Trust, Inc.
                    Summary of Equity Participation Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                      Initial ART                   Current
                       Investment    Investment    Investment
Name                     Amount         Date         Amount      Profit %
-------------------   -----------   -----------   -----------   -----------
80 Evergreen          $       384          3Q03   $       201         12.50%

930 Flushing                1,126          3Q03             -         12.50%

Prime Portfolio             2,100          4Q03             -          7.50%

Prime Portfolio                                             -         16.67%

450 W. 33rd St              1,500          4Q03         2,711         28.00%

823 Park Avenue                 -          3Q04             -         20.00%

York Avenue                   540          3Q04             -          8.70%

Toy Building               10,000          2Q05        14,322         20.00%

On The Ave                  2,000          2Q05         2,000         33.33%

Homewood Mtn Resort             -          2Q06             -         25.60%

Richland Terrace
 Apartments                     -          3Q06             -         25.00%

Ashley Court
 Apartments                     -          3Q06             -         25.00%

                           Approximate
                              Square          Property
Name                         Footage            Type           Location
-----------------------   --------------   --------------   --------------
80 Evergreen                      77,680     Warehouse       Brooklyn, NY

930 Flushing                     304,080     Warehouse       Brooklyn, NY

Prime Portfolio                6,700,000   Retail Outlets    Multi-state

Prime Portfolio                6,700,000   Retail Outlets    Multi-state

450 W. 33rd St                 1,746,734       Office       New York City

823 Park Avenue                   50,000     Conversion     New York City

York Avenue                       45,200     Conversion     New York City

Toy Building                     958,000     Conversion     New York City

On The Ave                       170,000       Hotel        New York City

Homewood Mtn Resort             ** 1,260     Commercial      Homewood, CA

Richland Terrace
 Apartments                      342,152    Multi Family     Columbia, SC

Ashley Court Apartments          177,892    Multi Family    Fort Wayne, IN

                             Current
                           Debt Balance
Name                       on Property                 Comments
-----------------------   --------------   ---------------------------------
80 Evergreen              $        4,800

930 Flushing                      25,000    Property refinanced July 2005

Prime Portfolio                1,180,600    Property refinanced June 2005

Prime Portfolio                             All equity returned to investors

450 W. 33rd St                   350,000    Preferred return of 12.5%

823 Park Avenue                   95,411   *Condo conversion - investment
                                             held in Taxable REIT
                                             Subsidiary ("TRS")

York Avenue                       32,000    Property refinanced Dec 2005

Toy Building                     640,000   *Condo conversion - TRS Asset

On The Ave                        66,304    Condo/hotel conversion - TRS
                                             Asset

Homewood Mtn Resort               60,000    Profits interest held in TRS

Richland Terrace
 Apartments                        7,460

Ashley Court Apartments            5,452

*   -   debt balance represents anticipated debt financing required to complete condominium conversion project.
**  -   amount represents approximate acreage of property.

Contacts:
 Arbor Realty Trust, Inc.
 Paul Elenio, Chief Financial Officer
 516-832-7422
 pelenio@arbor.com

 Media:
 Bonnie Habyan, SVP of Marketing
 516-229-6615
 bhabyan@arbor.com

 Investors:
 Stephanie Carrington/ Denise Roche
 The Ruth Group
 646-536-7017 / 7008
 scarrington@theruthgroup.com
 droche@theruthgroup.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             11/03/2006
    /CONTACT: Paul Elenio, Chief Financial Officer, +1-516-832-7422, pelenio@arbor.com, or Media: Bonnie Habyan, SVP of Marketing, +1-516-229-6615, bhabyan@arbor.com, both of Arbor Realty Trust, Inc.; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche +1-646-536-7008, droche@theruthgroup.com/
    /Web site:  http://www.arborrealtytrust.com /
    (ABR)